                                                                  EXHIBIT 10.23

                             SPECIAL WARRANTY DEED
                             ---------------------

GRANTOR:                                   SUGARLAND PROPERTIES INCORPORATED,
                                              a Texas corporation

GRANTOR'S MAILING ADDRESS
(including county):                        4665 Sweetwater Blvd., Suite 100
                                           Sugar Land, Texas  77479
                                           Fort Bend County, Texas

GRANTEE:                                   KENT ELECTRONICS CORPORATION,
                                              a Texas corporation

GRANTEE'S MAILING ADDRESS
  (INCLUDING COUNTY):                      7433 Harwin Drive
                                           Houston, Texas 77036
                                           Harris County, Texas


CONSIDERATION:

         TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration.


PROPERTY:

         That certain tract or parcel of land containing fifty-one (51) acres of land, more or less, out of the Brown and Belknap League, Abstract Number 15, Fort Bend County, Texas, and being all of Commercial Reserve "A" of SUGAR LAND BUSINESS PARK TRACT 130 AND 131, a Commercial Development situated within the City of Sugar Land, Texas, according to the map or plat thereof recorded under Slide Number 1356/B of the Plat Records of Fort Bend County, Texas, together with all and singular the improvements thereon, and the rights, appurtenances, benefits, and privileges pertaining thereto and Grantor's right, title, and interest (if any) in and to any strips and gores and Grantor's reversionary right, title and interest (if any) in and to the centerline of adjacent roads, streets, and rights-of-way.

RESERVATIONS FROM AND EXCEPTIONS TO CONVEYANCE AND WARRANTY:

         A. All those encumbrances, exceptions, and matters of record affecting the Property which are set forth in Exhibit A attached hereto and made a part hereof for all purposes as if fully set out herein, to the extent same are valid and subsisting and affect title to the Property (the "Permitted Exceptions").

         B. All those covenants, conditions, and restrictions affecting the Property which are set forth in Exhibit B attached hereto and made a part hereof for all purposes as if fully set out herein (the "Restrictive Covenants"). Such Restrictive Covenants shall be deemed covenants running with title to the Property and shall be binding upon and inure to the benefit of Grantor and Grantee and their respective legal representatives, successors and assigns.

         C. The reservation of the following rights in favor of Grantor, its successors and assigns:

                 1. Grantor reserves and shall have the right (the "Commencement Repurchase Right"), but not the obligation, to repurchase the Property if Grantee fails to pour the foundation slab ("Commencement of Construction") for a building on the Property within eighteen (18) months of the effective date hereof (plus a period of time equal to the duration of any delay caused by reason of fire, act of God, shortage of labor or material, strike, lockout, casualty, or other condition beyond Grantee's control). The repurchase price shall be equal to the purchase price paid for the Property by Grantee to Grantor, less any taxes, liens, and assessments unpaid as of the date of such repurchase, plus any real estate ad valorem taxes paid by Grantor with respect to the Property prior to the date of such repurchase. The Commencement Repurchase Right shall be exercised by Grantor by written notice to Grantee within six (6) months from the date it accrues, or the same shall automatically terminate. Closing of such repurchase transaction shall be completed within thirty (30) days from the date of Grantor's notice to Grantee of its election to exercise its Commencement Repurchase Right. The Commencement Repurchase Right shall automatically terminate upon Commencement of Construction.

                 2. Grantor reserves and shall have the right (the "Completion Repurchase Right"), but not the obligation, to repurchase the Property if Grantee fails to obtain an architect's certificate of substantial completion for the building to be built on the Property within twenty-four (24) months after Commencement of Construction (plus a period of time equal to the duration of any delay caused by reason of fire, act of God, shortage of labor or material, strike, lockout, casualty, or other condition beyond Grantee's control). The repurchase price shall be equal to the purchase price paid by Grantee to Grantor for the Property, less any taxes, liens, and assessments unpaid as of the date of the repurchase, plus all costs of any nature whatsoever (including without limitation, construction, architectural, and engineering costs and fees, permitting costs, utility-related costs, and other costs and expenses) of or associated with the Property and any improvements either completed or then under construction. The Completion Repurchase Right shall be exercised by written notice to Grantee within sixty (60) days of the date it accrues, or the same shall automatically terminate. Closing upon such repurchase transaction shall be completed within thirty (30) days from the date of Grantor's notice to Grantee of its election to exercise its Completion Repurchase Right. The Completion Repurchase Right shall automatically terminate upon Grantor's receipt of an architect's certificate of substantial completion, unless such certificate is received by Grantor after Grantor has notified Grantee of its election to exercise its Completion Repurchase Rights.

                 3. If the Property has not been improved by a building, no interest in the Property shall be sold or transferred (except to the "Mortgagee" as defined below, or to any company owned or controlled by, owning or controlling, or under common ownership or control with, Grantee ["Affiliate"]) by Grantee unless and until Grantee shall have first offered to sell such interest in the Property to Grantor and Grantor shall have waived its right to purchase the Property (the "Right of First Refusal"). Grantor reserves and shall have the right and the Property shall hereby be encumbered by a continuing right of first refusal in Grantor as hereinafter set forth.

                          a. If Grantee intends to make a bona fide sale of the Property or any interest therein (other than a sale or transfer to the Mortgagee as hereinafter provided, or to any Affiliate of Grantor) before the Property shall have been improved with a building, Grantee shall deliver to Grantor notice of such intention, together with a copy of a bona fide proposed contract of sale from a third party ("Proposed Contract"). Within twenty (20) days of receipt of such notice and proposed Contract, Grantor, if it chooses to exercise its Right of First Refusal, shall deliver to Grantee an agreement to purchase the Property or any interest therein upon the following terms:

                                  (i) The price to be paid and the terms of payment shall be equivalent or better than those stated in the Proposed Contract;

                                  (ii)             The sale shall be closed
                          within thirty (30) days after the delivery by Grantor of said agreement to purchase (or at Grantee's option, on the last date for closing contemplated by the Proposed Contract, assuming for such purpose that the Proposed Contract had been executed as of the date the Proposed Contract was sent to Grantor); and

                                  (iii) In all other respects such agreement to purchase shall be as favorable to Grantee as the Proposed Contract.

                          b. If Grantor shall elect to waive its Right of First Refusal, or shall fail to exercise said right within twenty (20) days of receipt of the Proposed Contract, Grantee shall be entitled to consummate the sale to the Proposed Contract purchaser free of any right of Grantor. Grantor's waiver shall be evidenced by a certificate executed by Grantor in recordable form which shall be delivered to the Proposed Contract purchaser and recorded in the Public Records of Fort Bend County, Texas; provided, however, in the event Grantor fails or refuses to deliver such certificate, Grantor's waiver of the Right of First Refusal shall be deemed to have occurred upon Grantor's failure to deliver to Grantee an agreement to purchase the Property within the time period provided herein.

                          c. Any sale of the Property or any interest therein (other than to the Mortgagee as hereinafter provided, or to any Affiliate of Grantee), which is made prior to the construction of a building thereon, and without (i) notice to Grantor, (ii) a waiver of Grantor's Right of First Refusal as aforesaid, or (iii) a failure by Grantor to exercise its Right of First Refusal within the aforesaid twenty (20) days, shall be void.

                 4. If Grantee should execute a deed of trust to secure a loan made to Grantee in connection with the purchase and/or construction of improvements on the Property, and the beneficiary of such deed of trust (the "Mortgagee") should give notice to Grantor of the name and identity of such Mortgagee, then in such event and at any time Grantor considers that Grantee is in default under either Paragraphs (1) or (2) above, Grantor shall give written notice thereof to Mortgagee at the address furnished, and Mortgagee shall thereupon have a reasonable time within which to foreclose its lien and acquire title to, and possession of, the Property, and have reasonable time within which to comply with the provisions of this Deed. While Mortgagee is attempting in good faith to accomplish the foregoing, Grantor shall not exercise either the Commencement Repurchase Right or the Completion Repurchase Right; but if Mortgagee should fail to cause such default by Grantee to be cured, then Grantor shall have the option to exercise its repurchase rights. The repurchase price hereunder shall be paid to Mortgagee to the extent of the amount theretofore advanced by Mortgagee on said loan to the extent that such amount has been applied to the purchase of the Property and/or the cost of improvements either completed or then under construction upon the Property. Said amount advanced by Mortgagee, as described in the preceding sentence, shall be delivered to Mortgagee and, upon receipt thereof, Mortgagee shall release the deed of trust and any other instruments securing payment of the loan, and the remainder of the repurchase price shall be paid to Grantee.

                 5. Closing of any of the repurchase transactions described above shall be accomplished by Grantee's reconveyance of the Property to Grantor, its successors and assigns, by special warranty deed, free and clear of any liens and encumbrances other than those encumbrances existing on the date of this conveyance, and any additional encumbrances which do not materially adversely affect the value or intended use of the Property. In the event that Grantor should exercise its right to repurchase, then upon revestment of title in Grantor, all covenants, conditions, restrictions, and reservations imposed by Grantor in this Deed shall automatically terminate and be of no further force or effect.

         D. Ad valorem taxes and assessments for the current year (which have been prorated as of the Effective Date hereof), the payment of which Grantee assumes.

         E. All set-back lines, restrictions, easements, and other matters affecting the Property, as set forth in the map or plat recorded under Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

         F. The reservation and exception by Grantor unto itself, its successors, assigns and predecessors in title in accordance with their respective interests of record of all oil, gas, and other minerals in, on, and under, and that may be produced and saved from the Property. Grantor hereby releases and relinquishes, for itself and its successors and assigns, all of its rights to use the surface of the Property for exploring and drilling for and producing of, and all other rights to use of the surface which Grantor may have in connection with, such oil, gas, or other minerals from the mineral estate owned and retained by Grantor; reserving, however, the right to drill under and through the subsurface of the Property below the depth of two hundred feet (200') by well located on the surface of land outside the boundaries of the Property, and the right to pool and combine the Property with other land for the purpose of exploring and drilling for and producing of such oil, gas, or other minerals.

         G. At such time as Grantee commences construction of improvements on the Property, Grantee covenants to construct, if required pursuant to applicable law by the City of Sugar Land, Texas (the "City"), a sidewalk meeting the requirements of the City's Subdivision Ordinance.

         Grantor, for the consideration and subject to the reservations from and exceptions to conveyance and warranty, hereby grants, sells, and conveys to Grantee the Property, together with all and singular the rights and appurtenances thereto in any wise belonging, to have and to hold unto Grantee, Grantee's legal representatives, successors and assigns forever. Grantor hereby binds Grantor and Grantor's legal representatives and successors to warrant and forever defend all and singular the Property, subject to the reservations from and exceptions to conveyance and warranty set forth in this deed, to Grantee and Grantee's legal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise.

         EXECUTED on the date of the acknowledgement hereinafter set forth, but made effective as of the 7th day of March, 1995 (the "Effective Date").

                                              SUGARLAND PROPERTIES INCORPORATED

                                                                     ("Grantor")
                                              By: /s/ Les A. Newton
                                                  ------------------------------
                                                  Les A. Newton
                                                  President
ATTEST:

/s/ Carl P. Favre
- -----------------------------------
Carl P. Favre, Secretary

ATTACHMENTS:
Exhibit A - Permitted Exceptions
Exhibit B - Restrictive Covenants


THE STATE OF TEXAS        )
                          )
COUNTY OF FORT BEND       )

         This instrument was acknowledged before me on the 7th day of March, 1995, by LES A. NEWTON, President of SUGARLAND PROPERTIES INCORPORATED, a Texas corporation, on behalf of said corporation.


[NOTARY PUBLIC SEAL]                          /s/ Melia L. Burciaga
                                              ----------------------------------
                                              Notary Public, State of Texas

                                   EXHIBIT A
                                       TO
                             SPECIAL WARRANTY DEED

                              PERMITTED EXCEPTIONS


1. Restrictions recorded in Slide No. 1356/B in the Plat Records of Fort Bend County, Texas.

2. A temporary drainage easement 15 feet wide granted to Fort Bend County Municipal Utility District No. 21 as set forth by instrument dated June 11, 1992 recorded in Volume 2416, Page 1550 of the Official Records of Fort Bend County, Texas and as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

3. An easement 10 feet wide together with an unobstructed aerial easement 10 feet wide from a plane 16 feet above the ground upward, granted to Houston Lighting and Power Company, the location shown on Sketch No. W84-446 attached thereto as set forth in instrument recorded in Volume 1597, Page 232 of the Official Records of Fort Bend County, Texas and as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas..

4. A temporary drainage easement granted to Fort Bend County Municipal Utility District No. 21 as set forth by instrument recorded in Volume 2503, Page 567 of the Official Records of Fort Bend County, Texas and as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

5. A temporary drainage easement 50 feet in width running in a north and south direction through the east portion of subject property, granted to Fort Bend County Municipal Utility District No. 21, as set forth by instrument recorded in Volume 2712, Page 1259 of the Official Records of Fort Bend County, Texas, and as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

6. An easement 10 feet wide together with an unobstructed aerial easement 11 feet 5 inches wide from a plane 16 foot above the ground upward granted to Houston Lighting & Power Company; the location shown on Sketch No. W-84-446 attached thereto as set forth in instrument recorded in Volume 1597, Page 236 of the Official Records of Fort Bend County, Texas and as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.





                              (Page 1 of 2 Pages)

7. A drainage easement 60 feet wide along the south property line, as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

8. A storm sewer easement 20 feet wide along the east property line, as reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

9. An easement for drainage purposes extending a distance of 20 feet on each side of the center line of all natural water courses, if any, reflected by the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.

10. A 1/32nd non-participating royalty interest in and to all the oil, gas, and other minerals on, in, under, or that may be produced from the subject property, as set forth in instrument recorded in Volume 236, Page 9 of the Deed Records of Fort Bend County, Texas.

11. A 50% non-participating royalty interest in and to all the oil, gas, and other minerals on, in, under, or that may be produced from subject property, as set forth in instrument recorded in Volume 607, Page 80 of the Deed Records of Fort Bend County, Texas.

12. Building set back line of 25 feet along the south and east property lines, as set out on the plat recorded in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas.





                              (Page 2 of 2 Pages)

                                   EXHIBIT B
                                       TO
                             SPECIAL WARRANTY DEED

                             RESTRICTIVE COVENANTS


         The following covenants, conditions, and restrictions (the "Restrictive Covenants") shall run with title to the Property (as hereinafter defined), and shall be binding upon and inure to the benefit of the Association (as defined below), Grantor, Grantee, and their respective legal representatives, successors and assigns.

         The purpose of these Restrictive Covenants is to protect the Association, Grantor, Grantee, any future owner of all or any portion of the Property, and other owners of land in the Sugar Land Business Park from and against the improper development and use of the Property; to assure the compatibility of design of improvements located within Sugar Land Business Park; to secure and preserve sufficient setbacks of space within the Sugar Land Business Park so as to create an aesthetically pleasing environment; and to provide for landscaping on the Property and the maintenance thereof.

         1. Definitions. The following words when used herein (unless the context otherwise requires) shall have the following meanings:

         "Approved Building" means the assembly, manufacturing, office, warehousing, distribution, light industrial, commercial processing, research or servicing facility, or other facility for a use permitted hereby, to be constructed by Grantee on the Property with the prior approval of the ARC, as well as any other improvement approved by the ARC and constructed on the Property by any future owner of all or any portion of the Property.

         "ARC" means the Architectural Review Committee of the Association.

         "Association" means the Sugar Land Business Park Association, Inc., a Texas non-profit corporation, or any successor or assign, which will administer and enforce the covenants, conditions, restrictions, and assessments encumbering the Property and other land located within the Sugar Land Business Park subject to the Association's jurisdiction.

         "Board" means the Board of Directors of the Association.

         "Building Site" means each parcel of land (including the Property) located within the Sugar Land Business Park and subject to the Association's jurisdiction as designated by Grantor or the Association, or those lands annexed thereto, and established for the purpose of constructing thereon office, retail, commercial,





                              (Page 1 of 11 Pages)
educational, municipal, governmental, warehouse, light industrial, manufacturing, assembly, or other similar structures; provided, however, that Grantee and its legal representatives, successors and assigns shall have the right to combine the Property, and any adjacent property or properties owned by Grantee, its affiliates, or its or their legal representatives, successors and assigns, into a single Building Site for purposes of these Restrictive Covenants, by notice to the Association.

         "Deed" means that Special Warranty Deed with respect to the Property from Sugarland Properties Incorporated, a Texas corporation ("Grantor"), to KENT ELECTRONICS CORPORATION, a Texas corporation ("Grantee"), to which this "Exhibit B" has been attached and made a part for all purposes.

         "Owner" means Grantee, its legal representatives, successors and assigns, or any future record owner of all or any portion of the Property, or if any portion of the Property is made subject to a ground lease, the ground lessee, whether one or more persons, of such portion of the Property, but notwithstanding any applicable theory of mortgage, not a mortgagee unless and until such mortgagee has acquired title to the fee or leasehold estate in a grant pursuant to foreclosure, by deed, or by any proceeding in lieu of foreclosure.

         "Property" means that certain tract or parcel of land containing fifty-one (51) acres of land, more or less, situated within the City of Sugar Land, Fort Bend County, Texas, as more particularly described in the Deed.

         "Set Back Area" means the area of the Property between a Set Back Line as set forth in Section 5 hereof, and the boundary line(s), street curb-line(s), or other line(s) to which such Set Back Line relates.

         "Set Back Line" or "Set Back Lines" means those lines established pursuant to Section 5 hereof.

         All capitalized terms not specifically defined herein shall have the definitions and meanings set forth in the Deed, unless the context otherwise requires.

         2. Use Permitted: The Property shall be used solely for office, commercial processing, research, servicing, light industrial, assembly, manufacturing, warehousing, and distribution purposes and services ancillary to such uses, all under the conditions hereinafter set forth, and for no other purpose or purposes unless the Owner first obtains the written and recorded approval of Grantor or the ARC, which approval shall not be unreasonably withheld. No restaurant, gasoline service station, or convenience store which is open to the public will be permitted except as





                              (Page 2 of 11 Pages)

Grantor or the ARC, in the exercise of its sole discretion, shall first approve in writing. In addition to the foregoing permitted uses, from and after twenty
(20) years from the date hereof, the Property may be used, in whole or in part, for any other commercial uses, but if the Property is used for such other commercial uses, then (i) all buildings or structures erected or maintained thereon shall be substantially similar to and in harmony with the buildings or structures located on adjoining land which is subject to the covenants, conditions, and restrictions applicable to the Property, and (ii) such other uses of the Property shall be compatible with uses on such adjoining land.

         No use shall be permitted which is offensive by reason of odor, fumes, dust, smoke, noise, or pollution, or which is hazardous by reason of excessive danger of fire or explosion or which otherwise constitutes a nuisance, which is dangerous or unsafe or which is calculated to injure the reputation of the Property, or any neighboring Building Site, or which is in violation of city, county, state, or federal laws. Written approval by the ARC of a particular use shall be conclusive evidence of compliance with this Restrictive Covenant.

         3. Plan Approval Required: Prior to construction or material external alteration of any building or other structure located on the Property, two (2) complete sets of building and landscaping plans and specifications shall be submitted to the ARC. No building, structure, or other improvement shall be constructed, externally altered, or placed upon any part of the Property until the location, design, plans, and specifications for same (including landscaping) have been first approved in writing by the ARC, such approval not to be unreasonably withheld. The failure by the ARC to notify Owner of the disapproval or approval (or combination thereof) of such plans and specifications within forty-five (45) days after their submission to the ARC shall be conclusively deemed to constitute the ARC's approval thereof for all purposes hereunder.

         4. Construction Standards: Construction or external alteration of any building shall meet the standards set forth in these Restrictive Covenants. For the purposes of these Restrictive Covenants, when a construction material is specified herein, another material may be used in lieu thereof, provided such material is not materially inferior in appearance to any such material specified herein and is first approved in writing by the ARC.

         All buildings shall have exterior walls of face brick, exposed aggregate concrete, or painted concrete ( i.e., tilt wall construction) or of an equivalent, permanent material. No building shall be covered with sheet or corrugated aluminum, asbestos, iron, or steel.





                              (Page 3 of 11 Pages)

         5.      Setback Lines and Areas:

         a. Setback Lines are established with respect to the Property (measured from the applicable boundary line of the Property):

                                                                      Building                Surface Parking
                                                                    Setback Line               Setback Line
                                                                    ------------               --------------
         Applicable Boundary Line                                    (in feet)                   (in feet)
         ------------------------                                   ------------               --------------

            Jess Pirtle                                                 40'                         40'
            Proposed  Gillingham Lane                                   40'                         25'
            Side Property Line                                          10'                          6'
            Rear Property Line                                          10'                          6'

         b. No Improvements on or above natural ground level may be located within a Setback Area other than utility installations, landscaping (including berms or other sculptured landscaping), signs, lighting, sidewalks, walkways, streets, driveways, drives, running tracks, benches, bus shelters, water amenities with water fountains, and drinking fountains, as approved by the ARC.

         6. Parking: Parking shall be provided in (a) the minimum ratio of one (1) permanently-paved, off-street passenger car parking space for each one thousand square feet (1,000 s.f.) of warehouse building area, for each five hundred square feet (500 s.f.) of manufacturing building area, and for each two hundred fifty square feet (250 s.f.) of office building area, or (b) the minimum ratio of one (1) passenger car parking space for every two (2) employees, whichever ratio shall result in the greater number of parking spaces. No use shall be made of the Property or any building constructed thereon which requires or is reasonably expected to require or attract parking in excess of capacity of the facilities maintained therefor on the Property.

         Parking will not be permitted on any street or at any place other than the paved parking spaces provided in accordance with the foregoing, and Owner and any lessee of any portion of the Property shall be responsible for compliance by their respective employees and visitors.

         7. Landscaping: When a Building Site is developed, all open, unpaved space on the developed portion of the Building Site including, but not limited to, front, side, and rear building setback areas of the developed portion of the Building Site shall be grassed and landscaped. Likewise, a sprinkler system of approved design shall be installed in all grassed and landscaped areas on the developed portion of the Building Site. Landscaping in accordance with the plans approved by the ARC must be installed on the developed portion of the Building Site within thirty (30) days following the occupancy of any building constructed on the Property. This period will be extended in the event of delays





                              (Page 4 of 11 Pages)
caused by adverse weather conditions or other causes beyond reasonable control. The foregoing notwithstanding, the undeveloped portions of a Building Site will not need to be sprinklered or landscaped, but instead, shall only be seeded or sodded with grass, and such grass need not be mowed or brush-hogged more frequently than once every three (3) weeks during the months of February through November and once each in December and January (or such less frequent basis as shall be the basis used by the Association for mowing or brush-hogging undeveloped land).

         8. Screening: The right of Owner or a lessee of any portion of the Property to use any building or buildings shall not be construed to permit the keeping of articles, goods, materials, incinerators, storage tanks, refuse containers, or like equipment in the open or exposed to public view, or view from adjacent Building Sites. If it shall become necessary to store or keep such materials or equipment in the open, they shall be screened (including berming) from view in a manner first approved in writing by the ARC. Such screen shall be of a height at least equal to that of the materials or equipment being stored but in no event less than six feet (6') in height. Added screening must also be provided to shield such stored materials and equipment from view from adjacent buildings.

         Water towers, storage tanks, processing equipment, stand fans, skylights, cooling towers, communication towers, vents, and any other structures or equipment shall be architecturally compatible or effectively shielded from public view by an architecturally-sound method which shall be approved in writing by the ARC prior to the construction or erection of said structures or equipment.

         9. Roof Top Equipment: All equipment mounted on the roof of any building within any Building Site shall be screened on all sides with material compatible with the exterior surface of said building or painted in the manner prescribed by the ARC.

         10. Signs: All signs shall be of a design and material reasonably approved by the ARC. Unless otherwise approved in writing by the ARC, all signs must be attached to a building, parallel to and contiguous with its wall, and not project above its roof line. No sign of a flashing nature or moving character shall be installed and no sign shall be painted on a building wall. The ARC shall use the signage design guidelines adopted by it (which may, at the Association's option, be the same as or similar to the First Colony Signage Design Guidelines) in evaluating all signs on a Building Site.

         11. Illumination: Any buildings constructed on the Property shall have exterior illumination facilities for their front and side walls of a power and design sufficient to measure a minimum of one and one-half (1-1/2) foot candles to all property lines during





                              (Page 5 of 11 Pages)
the night, and upon completion of each such building said illumination facilities shall remain in full operation until ten o'clock each night (10:00 p.m.).

         12. Loading Docks: Any loading docks built or maintained on the street side of any building constructed on the Property must be set back at least fifty feet (50') from all streets. Loading docks must be screened with a fence or by landscaping planted between the loading docks and the streets adjoining the side of the building not facing the street.

         13. Maintenance: Owner and any lessee of any portion of the Property agrees in favor of the Association to keep the Property in a well-maintained, clean, and attractive condition at all times, subject as otherwise provided in the last sentence of Section 7 hereof. If, in the reasonable opinion of the Association, Owner or lessee is failing in this duty and responsibility, then the Association may give Owner or lessee, or both, notice of such fact, and Owner or lessee must, within ten (10) days of such notice, commence to prosecute to completion the care and maintenance required to restore the Property to a clean, and attractive condition, and must thereafter diligently prosecute same to completion. Should Owner or any lessee fail to fulfill his duty and responsibility after such notice, then the Association shall have the right and power to perform such care and maintenance, and the Owner or lessee (and both of them) of the portion of the Property on which such work is performed by the Association shall be liable for the cost of any such work and shall promptly reimburse the Association for the cost thereof. If Owner or lessee shall fail to so reimburse the Association within thirty (30) days after being billed therefor by the Association, such cost shall constitute a lien on the portion of the Property upon which such maintenance was performed and shall be enforceable in the same manner as the assessment lien provided for in these Restrictive Covenants.

         14. Standards and Procedures. The ARC may establish and promulgate reasonable "Development Guidelines", which the ARC may modify or amend as it reasonably deems necessary and appropriate for the orderly development of the Property and the Sugar Land Business Park, including, but not limited to, those portions of the Development Guidelines regarding workmanship, materials, building methods, observance of requirements concerning installation and maintenance of public utility facilities and services and compliance with governmental regulations. The Development Guidelines may be reasonably amended by the ARC without notice, but shall not be applied retroactively to reverse or otherwise adversely affect in any manner whatsoever a prior approval granted by the ARC or the Association to any Owner or prospective purchaser of any Building Site, or to apply to any improvements contemplated by or constructed or under construction pursuant to any such prior approval.





                              (Page 6 of 11 Pages)

Subject as hereinabove provided, the rules, standards and procedures set forth in the Development Guidelines, as same may be amended, shall be binding and enforceable against each Owner in the same manner as any other restriction set forth herein.

         15. Variances. The Board, upon the recommendation of the ARC, may authorize variances from compliance with any of the architectural provisions of these Restrictive Covenants, including restrictions upon height, size, placement of structures, or similar restrictions, when circumstances such as topography, natural obstructions, hardship, aesthetic or environmental considerations may require. Such variances must be evidenced in writing, must be signed by at least a majority of the Board of Directors, and shall become effective upon their execution. If such variances are granted, no violation of the covenants, conditions, and restrictions contained in these Restrictive Covenants shall be deemed to have occurred with respect to the matter for which the variance was granted. The granting of such a variance shall not operate to waive any of the terms and provisions of these Restrictive Covenants for any purpose except as to the particular provision hereof covered by the variance, nor shall it affect in any way the Owner's obligation to comply with all governmental laws and regulations.

         16. Limitation of Liability. Neither the Grantor, the Association, the ARC, or the Board, nor any of their officers, partners, directors, or members, or any of their respective successors and assigns shall be liable in damages or otherwise to anyone who submits matters for approval to any of the above-mentioned parties or to any Owner affected by these Restrictive Covenants by reason of mistake of judgment, negligence, or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve or disapprove any matters requiring approval hereunder.

         17. Enforcement Assessment. The Board of Directors may, by majority vote, elect to assess the Property for the amount of costs incurred by the Association in successfully enforcing, as against Grantor's noncompliance, these Restrictive Covenants or any other covenants, conditions, or restrictions imposed on the Property by Grantor in the Deed. To the extent the Association prevails in any of its enforcement proceedings, the enforcement assessment, together with late fees (calculated from the due date at the rate of twelve per cent (12%) per annum or a rate equal to the highest lawful rate, whichever is lower) and reasonable attorneys' fees, shall constitute a lien on the Property enforceable in the same manner as the assessment lien provided for in these Restrictive Covenants.





                              (Page 7 of 11 Pages)

         18. Sugar Land Business Park Maintenance Assessment. The Property shall be subject to the Sugar Land Business Park Maintenance Assessment, as follows:

                 A. Creation. Payment of the Sugar Land Business Park Maintenance Assessment shall be the obligation of Owner and shall constitute a lien on the Property, binding and enforceable as provided herein.

                 B. Rate. The initial Sugar Land Business Park Maintenance Assessment established by the Association shall not exceed the aggregate sum of THREE AND 35/100THS DOLLARS ($3.35) per linear front foot abutting any public road right-of-way which has been dedicated and constructed and is open for public use.

                 C. Commencement. For purposes of calculation, the initial Sugar Land Business Park Maintenance Assessment shall commence on either the first day of the first month following the date of conveyance of the Property to Owner, or the first day of the month following the date when a building permit is issued or building construction commences, whichever first occurs.

                 D. Proration. The initial Sugar Land Business Park Maintenance Assessment shall be made for the balance of the calendar year as determined on a pro-rata basis and shall become due and payable on the commencement date described above. The Sugar Land Business Park Maintenance Assessment for any year after the first year shall be due and payable on the first day of January or such other date as the Board of Directors of the Association may in its sole discretion designate.

                 E. Levying of the Assessment. The Sugar Land Business Park Maintenance Assessment shall be levied at the sole discretion of the Association. The Board of Directors of the Association shall determine the sufficiency or insufficiency of the then current Sugar Land Business Park Maintenance Assessment to reasonably meet the expenses for providing services and capital improvements in the Sugar Land Business Park and may, at its sole discretion, increase or decrease the annual Sugar Land Business Park Maintenance Assessment in an amount up to fifteen percent (15%) over or under the previous year's Sugar Land Business Park Maintenance Assessment. The Sugar Land Business Park Maintenance Assessment may only be increased by more than fifteen percent (15%) over the preceding year's assessment if such increase is approved by a majority of the total voting units of the membership of the Association. The Sugar Land Business Park Maintenance Assessment shall not be increased or decreased more than once





                              (Page 8 of 11 Pages)
         in any calendar year, nor shall any increase be construed to take effect retroactively.

                 F.       Collection and Remedies for Assessments.

                           (i) The assessments provided in these Restrictive Covenants, together with late charges and reasonable attorney's fees as necessary for collection, shall be a charge on and a continuing lien upon the land against which each such assessment is made. Each such assessment, together with late charges and reasonable attorney's fees, shall also be the personal obligation of the person who was the Owner of the land at the time when the assessment became due. The personal obligation for delinquent assessments shall not pass to successors in title unless expressly assumed by them.

                          (ii) Any assessment not paid within thirty (30) days after the due date shall bear interest from the due date at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate of interest permitted by law. The Association may bring an action at law against the Owner personally obligated to pay the same and/or foreclose the lien against the Property as provided under Texas law. No Owner may waive or otherwise escape liability for the assessments provided for herein by reason of non-use or abandonment.

                 G. Subordination of the Lien to Mortgages. The assessment lien shall be subordinate to the lien of any first mortgage. Sale or transfer of the Property or any Building Site shall not affect the assessment lien. However, the sale or transfer of any Building Site pursuant to mortgage foreclosure or any proceeding in lieu thereof, shall extinguish the lien of any assessments which became due prior to such sale or transfer, but otherwise the lien shall survive such foreclosure or proceedings. Sale or transfer shall not relieve any Building Site from the liability of any subsequent assessments or from the lien thereof.

                 H. Exempt Properties. All properties dedicated to and accepted by a municipal, county, federal, or other governmental authority and all properties owned by charitable or non-profit organizations, which are exempt from taxation by Federal laws and the laws of the State of Texas shall be exempt from the assessments created herein and the Owners thereof shall have no voting rights with respect thereto. The Board may make other exceptions where in its reasonable determination there is a beneficial result to the development plan for the Sugar Land Business Park.





                              (Page 9 of 11 Pages)

         19. Term; Modification and Termination of Covenants: These Restrictive Covenants shall terminate on January 1, 2035, unless extended or sooner terminated, as hereinafter provided. Each restriction and covenant contained in these Restrictive Covenants may be amended, modified, extended, or terminated by the filing of a recorded instrument executed by Grantor, Grantee, and the Association (except that the joinder of Grantor shall only be necessary for amendments, modifications, extensions, and terminations prior to, but not after, January 1, 2005) or their respective legal representatives, successors, or assigns. Likewise, if the Owner of the Property and the owners of Building Sites representing a majority of the linear front street, road, or highway footage within the Sugar Land Business Park and whose Building Sites are encumbered with covenants, conditions, and restrictions which are substantially equivalent to these Restrictive Covenants (the "Majority Owners") so desire, they may deliver to the Board of Directors of the Association at any time a written declaration ("Declaration") altering, amending, extending, or terminating the restrictions and covenants contained in these and similar Restrictive Covenants binding their respective properties. Upon the Association's joinder and approval of said Declaration, the Declaration shall be signed and acknowledged by the parties thereto and recorded in the Public Records of Fort Bend County, Texas, whereupon these Restrictive Covenants shall be null and void except as may be otherwise provided in the Declaration and the Property thereafter shall be made subject to covenants, conditions, and restrictions in the Declaration. The right to alter, amend, extend, or terminate the restrictions and covenants contained in these and similar Restrictive Covenants, running with title to property located within the Sugar Land Business Park, shall continue until the termination of such Restrictive Covenants.

         20. Enforcement of Covenants: In the event of a violation of the restrictions and covenants contained in these Restrictive Covenants with respect to the Property or any portion thereof, it shall be lawful for the Association, Grantor, or any person or persons owning an interest in the Property or any Building Site to prosecute proceedings at law or in equity against Owner or any other person violating or attempting to violate any such restriction or covenant in order to prevent him or them from so doing, to correct such violation, or to recover damages or other relief for such violation. Invalidation of any one or any part of these Restrictive Covenants by judgment or court order shall in no way affect any of the other provisions or parts of provisions which shall remain in full force and effect. Neither the Association nor Grantor warrants hereby to Owner that any Building Site located adjacent to the Property or anywhere within the Sugar Land Business Park is currently subject or will be made subject in the future to these Restrictive Covenants or to the jurisdiction of the Association.





                             (Page 10 of 11 Pages)

         21. Severability and Term. The invalidity of any one or more of the provisions of these Restrictive Covenants shall not affect the validity of the other provisions hereof. The provisions set forth in these Restrictive Covenants shall remain in full force and effect, unless otherwise modified or terminated as provided in Section 19 above, to the full extent and as to all situations and persons to which they may be legally enforceable.

         22. Compliance with Laws. At all times, each Owner shall comply with all applicable federal, state, county, and municipal laws, ordinances, rules and regulations with respect to the use, occupancy and condition of the Property and any improvements thereon.

         23. Gender and Number. The singular wherever used herein shall be construed to mean or include the plural when applicable, and vice versa (unless otherwise clearly indicated by the context), and the necessary grammatical changes required to make the provisions hereof apply either to corporations (or other entities) or individuals, male or female, shall in all cases be assumed as though in each case fully expressed.

         24. Headings. The titles and captions for these Restrictive Covenants and sections contained herein are for convenience only and shall not be used to construe, interpret, or limit the meaning of any term or provision contained in these Restrictive Covenants.

         25. GOVERNING LAW; VENUE. THE PROVISIONS IN THESE RESTRICTIVE COVENANTS SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND VENUE SHALL LIE EXCLUSIVELY IN FORT BEND COUNTY, TEXAS.





                             (Page 11 of 11 Pages)